CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
RETROPHIN, INC.
WITH AND INTO
DESERT GATEWAY, INC.

Pursuant to Section 253 of the
General Corporation Law of the State of Delaware

Desert Gateway, Inc., a Delaware corporation (the "Company"), does hereby certify to the following facts relating to the merger (the "Merger") of Retrophin, Inc., a Delaware corporation (the "Subsidiary"), with and into the Company, with the Company remaining as the surviving corporation under the name of Retrophin, Inc.:
FIRST:                      The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the "DGCL").  The Subsidiary is incorporated pursuant to the DGCL.
SECOND:                      The Company owns all of the outstanding shares of common stock, par value $0.001 per share, of the Subsidiary.
THIRD:                      The Board of Directors of the Company, by the following resolutions duly adopted by the Board of Directors at a duly noticed, called and convened meeting thereof held on January 28, 2013, determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:
WHEREAS, the Company desires to change its name to Retrophin, Inc. (the "Name Change") pursuant to Section 253(b) of the General Corporation Law of the State of Delaware (the "General Corporation Law");

WHEREAS, the Company owns all of the outstanding shares of the capital stock of the Subsidiary; and

WHEREAS, in order to effect the Name Change the Board of Directors of the Company has deemed it advisable that the Subsidiary be merged with and into the Company (the "Merger") pursuant to Section 253 of the General Corporation Law following the effectiveness of the Incorporation.

NOW, THEREFORE, BE IT AND IT HEREBY IS:

RESOLVED, that the Company is hereby authorized to effect the Name Change by merging the Subsidiary with and into the Company pursuant to Section 253 of the General Corporation Law; and it is further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of Common Stock, par value $.0001 per share, of the Company (the "Common Stock"), shall remain unchanged and continue to remain outstanding as one share of Common Stock, held by the person who was the holder of such share of Common Stock immediately prior to the Merger; and it is further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of Common Stock, par value $.001 per share, of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof; and it is further

RESOLVED, that the Certificate of Incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that the text of Article I thereof shall be amended to read in its entirety as follows:

The name of the corporation (the "Corporation") shall be:

Retrophin, Inc.

RESOLVED, that the proper officers of the Company be and they hereby are authorized and directed to do all acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Name Change and the Merger; and it is further

RESOLVED, that the proper officers of the Company be and they hereby are authorized and directed, to make, execute and acknowledge, in the name and under the corporate seal of the Company, a certificate of ownership and merger for the purpose of consummating the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger.

FOURTH:                      The Company shall be the surviving corporation of the Merger.
FIFTH:                      The certificate of incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that the text of Article I thereof shall be amended to read in its entirety as follows:
The name of the corporation (the "Corporation") shall be:

Retrophin, Inc.

IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 5th day of February, 2013.

DESERT GATEWAY, INC.

By:	/s/ Martin Shkreli
Name: Martin Shkreli
Office: President and Chief Executive Officer